AMENDMENT TO MASTER SERVICES AGREEMENT

This Amendment, effective as of February 26, 2020, amends Schedule A – Fund Portfolios to the Master Services Agreement, dated as of June 1, 2019 (the “Agreement”) by and between Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”), and Spirit of America Investment Fund, Inc., a Maryland corporation (the “Company”) on behalf of the Funds listed on Schedule A of the Agreement.

In consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendment.

(a)	Schedule A of the Agreement is replaced in its entirety as follows:

SCHEDULE A

To the

Master Services Agreement

between

Spirit of America Investment Fund, Inc.

and

Ultimus Fund Solutions, LLC

Dated as of June 1, 2019

As Amended February 26, 2020

Fund Portfolios (by fiscal year end)

Spirit of America Energy Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Income Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Income & Opportunity Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Large Cap Value Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Municipal Tax Free Bond Fund, Class A Shares, Class C Shares and Institutional Shares

Spirit of America Real Estate Income and Growth Fund, Class A Shares, Class C Shares and Institutional Shares

2.	Miscellaneous.

(a)       Except as hereby amended, the Agreement shall remain in full force and effect. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

(b)       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

SPIRIT OF AMERICA INVESTMENT FUND, INC.		ULTIMUS FUND SOLUTIONS, LLC

By:	/s/ Joseph C. Pickard	By:	/s/ David K. James
Name:	Joseph C. Pickard	Name:	David K. James
Title:	Chief Compliance Officer	Title:	Executive Vice President and Chief Legal and Risk Officer

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